                                                EXHIBIT 10.1

                NATIONAL SEMICONDUCTOR CORPORATION

                    RESTRICTED STOCK AGREEMENT


     THIS RESTRICTED STOCK AGREEMENT, dated as of May 3, 1996 (the "Award Date"), is made by and between NATIONAL SEMICONDUCTOR
CORPORATION, a Delaware corporation (the "Company"), and BRIAN L.
HALLA, an Employee of the Company (the "Employee"):

     WHEREAS, the Company's Board of Directors has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the shares of Restricted Stock provided for herein to the Employee to induce Employee to join the Company, and has advised the Company thereof and instructed the Secretary of the Company to issue said Restricted Stock;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1.   DEFINITIONS

     Whenever used in this Agreement, the following terms shall have the meaning set forth below.

Common Stock: The Company's common stock par value $0.50 per share.

Disability: Inability to perform any services for the Company and eligible to receive disability benefits under the standards used by the Company's disability benefit plans or any successor plan thereto.

Restricted Stock: Common Stock issued pursuant to the terms of this Agreement.

Restrictions: Reacquisition and transferability restrictions imposed upon Restricted Stock under this Agreement.

Termination of Employment: The time when the employer-employee relationship between the Employee and the Company is terminated for any reason, with or without cause, including but not limited to a termination by resignation, discharge, death or Disability.

Vested Shares: Shares of Restricted Stock that become unrestricted shares of Common Stock, as provided in Section 3.A.

2.   ISSUANCE OF RESTRICTED STOCK

     A. In consideration of Employee's agreement to become employed by the Company and for other good and valuable consideration which the Board of Directors has determined to be equal to the par value of its Common Stock, on the Award Date the Company issues to the Employee 200,000 shares of its Common Stock, upon the terms and conditions set forth in this Agreement.

     B. Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Company.

3.   RESTRICTIONS

     A. The shares of Restricted Stock issued to the Employee shall be subject to the restrictions on transferability provided in Section 4.B. In addition, the Restricted Stock is subject to reacquisition by the Company without payment of any consideration to the Employee immediately upon a Termination of Employment; provided, however, that no reacquisition shall occur in the event of a Termination of Employment because of the Employee's Disability or death, in which event all shares of Restricted Stock shall immediately fully vest and all Restrictions shall immediately expire. Further, all restrictions on the Restricted Stock issued to Employee hereunder shall expire with respect to twenty-five percent (25%) of such shares on the first anniversary of the Award Date, at which time said shares shall become Vested Shares. Thereafter, all Restrictions shall expire with respect to an additional twenty-five percent (25%) of the originally issued shares on each subsequent anniversary of the Award Date. The Restrictions limiting transferability and subjecting the Restricted Stock to reacquisition by the Company shall not apply to any Vested Shares held by the Employee.

     B. Certificates representing shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions lapse and new certificates are issued pursuant to
     Section 3.C, bear the following legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO REACQUISITION BY THE COMPANY UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN NATIONAL SEMICONDUCTOR CORPORATION (THE "COMPANY") AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED,

     TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR
     OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE
     COMPANY AT 2900 SEMICONDUCTOR DRIVE, M/S 16-135, SANTA CLARA,
     CA 95051.

     C. Upon the vesting of the shares of Restricted Stock and subject to Section 4.C and payment of taxes as required by
     Section 4.J, the Company shall cause new certificates to be issued with respect to the Vested Shares and delivered to the Employee or his legal representative, free from legend and any other Restrictions. Vested Shares shall cease to be Restricted Stock subject to the terms and conditions of this Agreement.

    D. Upon the merger or consolidation of the Company into another corporation, the acquisition by another corporation or person (excluding any employee benefit plan of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company) of all or substantially all of the Company's assets or 51% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, all shares of Restricted Stock shall fully vest and all Restrictions on the Restricted Stock shall immediately expire.

    E. In the event that the outstanding shares of the Company's Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation pursuant to a merger of the Company into another corporation, or the exchange of all or substantially all of the assets of the Company for the securities of another corporation, or the acquisition by another corporation or person (excluding any employee benefit plan of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company) of 51% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, or a stock split-up or stock dividend, such new, additional or different shares or securities which are held or received by the Employee in his or her capacity as a holder of Restricted Stock shall be considered to be Restricted Stock and shall be subject to all of the Restrictions.

4.  MISCELLANEOUS

    A. The Company's Board of Directors has the power to interpret this Agreement and all other documents relating to the Restricted Stock issued hereunder. All actions taken and all interpretations and determinations made by the Board of

    Directors in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Board of Directors shall be personally liable for any action, determination or interpretation made in good faith.

    B. No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this
    Section 4.B shall not prevent transfers by will or by applicable laws of descent and distribution.

    C. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

              (i)  The admission of such shares to listing
         on all stock exchanges on which such class of stock is then listed; and

              (ii)  The completion of any registration or
         other qualification of such shares under any state or Federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board of Directors shall, in its absolute discretion, deem necessary or advisable; and

              (iii)  The obtaining of any approval or other
         clearance from any state or Federal governmental agency which the Board of Directors shall, in its absolute discretion, determine to be necessary or advisable; and

              (iv)  Subject to the provisions of Section
         4.J, the payment by the Employee of all amounts required to be withheld under federal, state and local tax laws, with respect to the issuance of Restricted Stock and/or the lapse or removal of any of the Restrictions.

    D. The Secretary of the Company shall retain physical custody of the certificates representing Restricted Stock, including shares of Restricted Stock issued pursuant to
    Section 3.E, until all of the Restrictions expire or are removed.

    E. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him at the address given beneath Employee's signature hereto. By a notice given pursuant to this Section 4.E, either party may designate a different address for notices to be given to it. Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 4.E. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

    F. Upon delivery of the shares of Restricted Stock to the Secretary pursuant to Section 4.D, the Employee shall have all the rights of a stockholder with respect to said shares, subject to the Restrictions herein (including the provisions of Section 4.J), including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

    G. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

    H.   This Agreement shall be administered, and the Restricted
    Stock shall be issued, only in such a manner as to conform to all applicable laws, rules and regulations.

    I. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

    J. The Company's obligation to issue or deliver to the Employee any certificate or certificates for unrestricted shares of stock or to pay to the Employee any dividends or make any distributions with respect to the Restricted Stock is expressly conditioned upon receipt from the Employee, on or prior to the date the same is required to be withheld, of:

         (i) Full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes; or

         (ii) Subject to the consent of the Board of Directors and Section 4.J(iii), full payment by delivery to the Company of unrestricted shares of the Company's Common Stock previously owned by the Employee duly endorsed for transfer to the Company by the Employee with an aggregate fair market value (determined, as applicable, as of the date of the lapse of the Restrictions or vesting, or as of the date of the distribution) equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes; or

         (iii) With respect to the withholding obligation for shares of Restricted Stock that become unrestricted shares as of a Vesting Date and subject to the consent of the Board of Directors and to the timing requirements set forth in this
    Section 4.J(iii), full payment by retention by the Company of a portion of such shares of Restricted Stock which become unrestricted or vested with an aggregate fair market value (determined as of the Vesting Date) equal to the amount that must be withheld by the Company for federal, state and/or local tax purposes.

         (iv) Any combination of payments provided for in the foregoing subsections (i), (ii) or (iii).

    K. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

    IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

                             NATIONAL SEMICONDUCTOR CORPORATION

                             By   /s/ JOHN M. CLARK III
                                  ------------------------
                             Its  Senior Vice President
                                  ------------------------

  /s/ BRIAN L. HALLA
  ------------------
  Employee Signature

  BRIAN L. HALLA
  ------------------
  Print Name of Employee